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                                                                    EXHIBIT 16.2
                               [KPMG LETTERHEAD]



Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549
United States of America

14 April 1998


Dear Sirs

We have read the statements made by Viasystems, Inc, which we understand will be filed with the Securities and Exchange Commission pursuant to Item 304 of Regulation S-K, as part of that company's Form S-4 for the month of April 1998. We agree with the statements concerning our Firm in such Form S-4.

Yours faithfully


/s/ KPMG AUDIT PLC


KPMG Audit Plc